Exhibit 99.1

FOR RELEASE: Tuesday, June 23, 2015

Berkeley Heights, NJ

June 23, 2015

AUTHENTIDATE ELECTS WILLIAM P. HENRY TO THE BOARD OF DIRECTORS

Authentidate Holding Corp. (Nasdaq: ADAT), a provider of secure web-based revenue cycle management applications and telehealth products and services for healthcare organizations, today announced that William P. Henry, an experienced technology executive, was elected to Authentidate’s Board of Directors, expanding the number of directors to eight persons.

Mr. Henry is a proven, global technology entrepreneur with more than twenty-five years of experience in the telecom and software industries working with both public and privately held companies. Mr. Henry’s experience in the software industry focused on the successful implementation of enterprise software including ERP, health care software, Big Data applications and cloud based platforms to manage Internet of Things solutions.

“I’m excited to welcome Bill to our Board of Directors during this important time,” said Ian Bonnet, CEO of Authentidate. “Bill brings deep experience in business transformation, particularly with respect to the operations of technology companies, having previously served as the CEO of Omnico Group and Masternaut, in addition to his extensive management expertise that he developed over his successful career. I look forward to integrating Bill’s guidance and contributions as we work steadfastly to execute on our growth plans, increase our pipeline of commercial telehealth prospects and advance our Inscrybe business.”

From July 2012 through April 2015, Mr. Henry served as the Chief Executive Officer of Omnico Group, a multi-national point of sale technology provider for which Mr. Henry was responsible for implementing a turn-around and rebranding strategy. Prior to that, from April 2010 to April 2012, Mr. Henry was the Chief Executive Officer of Masternaut Group, a privately held telematics and mobile workforce management technology company. As CEO of Masternaut, Mr. Henry led its transformation through aggressive organic growth and a major acquisition. Mr. Henry has also been the CEO of Tele Atlas, a global provider of digital maps and dynamic content used in navigation and location-based services and the Chief Operating Officer of iSOFT, where he led the turn around and sale of this healthcare software company. Mr. Henry has also held a number of other leadership roles in the software and telecom industry. Mr. Henry earned an MBA from Wharton and an undergraduate degree from the University of California at San Diego.

“The healthcare technology industry continues to grow rapidly and Authentidate is well positioned to deliver innovation that will improve care while reducing the cost of our nation’s healthcare system,” said Mr. Henry. “I am excited about Authentidate’s potential, and look forward to partnering with my fellow board members to lead Authentidate through its transformation.”

About Authentidate Holding Corp.

Authentidate Holding Corp. is a provider of secure web-based revenue cycle management applications and telehealth products and services that enable healthcare organizations to coordinate care for patients and enhance related administrative and clinical workflows. Authentidate’s products and services enable healthcare organizations to increase revenues, reduce costs and enhance patient care by eliminating paper and manual work steps from clinical and administrative processes. Authentidate’s telehealth solutions combine patient vital signs monitoring with a web application that streamlines patient care management. Delivered as Software as a Service (SaaS), customers only require an Internet connection and web browser to access our web-based applications thereby utilizing previous investments in systems and technology. The company’s healthcare customers and users include leading homecare companies, health systems, physician groups and governmental entities. These organizations utilize the company’s products and services to coordinate care for patients outside of acute-care.

For more information, visit the company’s website at www.authentidate.com

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the company’s ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the company or any other person that the objectives and plans of the company will be achieved.

Authentidate, Inscrybe and InscrybeMD are registered trademarks of Authentidate Holding Corp. All other trade names are the property of their respective owners.

Media Contacts:

James Carbonara, Hayden IR,

james@haydenir.com or (646) 755-7412

Brett Maas, Hayden IR,

Brett@haydenir.com or (646) 536-7331

Source: Authentidate Holding Corp.

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